SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                      CITICORP
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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               1)   Amount Previously Paid:

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               3)   Filing Party:

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               4)   Date Filed:

          .................................................................

                                                                 CITIBANK [Logo]

[Graphic Omitted]
CITICORP PROXY STATEMENT

NOTICE OF 1998
ANNUAL MEETING OF STOCKHOLDERS
& PROXY STATEMENT


Registered stockholders may be asked for identification. If you are a beneficial owner of Citicorp stock held by a bank, broker or investment plan (in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the broker or bank are examples of proof of ownership.

                                                                 CITICORP [Logo]
------------------------------------------------------------------------------

Citicorp                                 John S. Reed
399 Park Avenue                          Chairman
New York, New York 10043

March 9, 1998

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders of Citicorp.

It will be held on Tuesday, April 21, 1998, at 9:00 A.M. (New York City time) in the auditorium at Citicorp headquarters at 399 Park Avenue in New York City.

We urge you to attend, if at all possible. We in Citicorp's management consider the Annual Meeting an excellent opportunity for us to discuss your corporation's progress with you in person. If you cannot attend, please be sure to vote your preferences on the enclosed proxy card promptly.

Whether in person or by proxy, it is important that your shares be voted. The participation of the owners of the business in its affairs is an essential ingredient of Citicorp's vitality. This year, record holders of Citicorp shares can vote their shares more conveniently on the Internet or by using a toll-free telephone number. Instructions for using these new services are set forth on the enclosed proxy card. Of course, you may continue to vote your shares by sending in your marked proxy card by mail.

Sincerely,

/s/ John S. Reed

                                                                 CITICORP [Logo]
------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:      Tuesday, April 21, 1998
Time:      9:00 A.M. (New York City time)

Place:     399 Park Avenue
           New York, New York 10043
           (53rd Street and Park Avenue)

At the Annual Meeting, the following proposals are on the agenda for action by the stockholders:

o To elect fifteen directors to hold office until the 1999 Annual Meeting and until the election and qualification of their successors;

o    To ratify the selection of KPMG Peat Marwick LLP as independent auditors;

o    To act upon certain stockholder proposals; and

o    To transact such other business as may properly come before the meeting.

It is important that your shares be voted. Please vote as soon as possible by telephone, on the Internet or by completing the proxy card and returning it in the enclosed envelope. If you decide to attend the meeting in person, you can withdraw your proxy and vote at that time. Voting is by secret ballot. Stockholders of record at the close of business (5:00 P.M., New York City time) on February 20, 1998 are entitled to one vote for each share held. A list of these stockholders will be available for inspection for ten days preceding the meeting at the office of the Assistant Secretary of Citicorp at 399 Park Avenue, New York, New York 10043, and will also be available for inspection at the meeting itself.

By order of the Board of Directors,

/s/ Charles E. Long

Charles E. Long
Vice Chairman and Secretary

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citicorp (the 'Board'). These proxies will be voted at the Annual Meeting of Stockholders of Citicorp on Tuesday, April 21, 1998. Holders of common stock of record at the close of business (5:00 P.M., New York City time) on February 20, 1998 are entitled to one vote for each share held. On that date there were 451,800,715 shares of Citicorp common stock outstanding and eligible to vote. This Proxy Statement and Form of Proxy are first being sent to stockholders on March 9, 1998.

I. ELECTION OF DIRECTORS

     Fifteen nominees have been proposed by the Committee on Directors and approved by the Board for election as directors of Citicorp. The affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of common stock entitled to vote thereon is required for the election of each nominee as a director of Citicorp.

     The following information with respect to each nominee is set forth below: name, age, the number of shares of Citicorp common stock beneficially owned by the nominee as of January 31, 1998, the year in which the nominee became a director of Citicorp, principal occupation, business experience, the standing committees of the Board of which the nominee is a member, the names of other companies of which the nominee is a director and certain other activities of the nominee.


[Photo]
Alain J.P. Belda
54
1,328 shares
1997

                             President and Chief Operating Officer
                             Aluminum Company of America (Alcoa)
                             o Joined Alcoa -- 1969
                             o President, Alcoa Aluminio SA (Brazil) -- 1979 to
                               1994
                             o Vice President -- 1982 to 1994
                             o President, Alcoa (Latin America) -- 1991 to 1994
                             o Executive Vice President -- 1994 to 1995
                             o Vice Chairman -- 1995 to 1997
                             o President and Chief Operating Officer -- 1997
                             o Committees: Citibank Consulting
                             o Other Directorships: Cooper Industries, Inc.

[Photo]
D. Wayne Calloway
62
3,987 shares
1988

                             Former Chairman and Chief Executive Officer
                             PepsiCo, Inc.
                             o Joined PepsiCo, Inc. -- 1967
                             o President and Chief Operating Officer, Frito-Lay,
                               Inc. -- 1976
                             o Chairman of the Board and Chief Executive
                               Officer, Frito-Lay, Inc. -- 1978
                             o Director of PepsiCo, Inc. -- 1983
                             o Executive Vice President and Chief Financial
                               Officer, PepsiCo, Inc. -- 1983
                             o President and Chief Operating Officer -- 1985
                             o Chairman and Chief Executive Officer -- 1986 to
                               1996
                             o Chairman -- 1996 to 1997
                             o Committees: Directors, Personnel and Subsidiaries
                               and Capital
                             o Other Directorships: Citibank, N.A., Exxon
                               Corporation and General Electric Company
                             o Other Activities: The Business Council and Wake
                               Forest University (Trustee)


[Photo]
Paul J. Collins
61
809,293 shares(1)
1985

                             Vice Chairman
                             Citicorp and Citibank, N.A.
                             o Joined Citibank, N.A. -- 1961
                             o Head, Investment Bank -- 1982
                             o Senior Corporate Officer for North America/Chief
                               Planning Officer -- 1985
                             o Vice Chairman -- 1988
                             o Committees: Executive (ex-officio) and
                               Subsidiaries and Capital (Chairman)
                             o Other Directorships: Citibank, N.A. and
                               Kimberly-Clark Corporation

                             (1) Includes 613,097 shares which Mr. Collins has
                                 the right to acquire within 60 days pursuant to employee benefit plans.

[Photo]
Kenneth T. Derr
61
8,257 shares
1987

                             Chairman and Chief Executive Officer
                             Chevron Corporation
                             o Joined Chevron Corporation -- 1960
                             o Assistant to the President -- 1969
                             o Vice President -- 1972
                             o President and Chief Executive Officer, Chevron,
                               USA Inc. -- 1979 to 1984
                             o Director, Chevron Corporation -- 1981
                             o Vice Chairman -- 1985 to 1988
                             o Chairman and Chief Executive Officer -- 1989
                             o Committees: Executive, Personnel, Subsidiaries
                               and Capital and Citibank Consulting
                             o Other Directorships: AT&T Corp. and Potlatch
                               Corporation
                             o Other Activities: American Petroleum Institute
                               (Director), The Business Council, The Business Roundtable and The California Business Roundtable


[Photo]
John M. Deutch
59
9,977 shares
1987(2)

                             Institute Professor
                             Massachusetts Institute of Technology
                             o Director, Energy Research of the U.S. Department
                               of Energy -- 1978
                             o Under Secretary, U.S. Department of Energy --
                               1979 to 1980
                             o Dean of Science, M.I.T. -- 1982 to 1985
                             o Provost and Karl T. Compton Professor of
                               Chemistry, M.I.T. -- 1985 to 1990
                             o Institute Professor, M.I.T. -- 1990 to 1993
                             o Under Secretary, Department of Defense -- 1993
                             o Deputy Secretary, Department of Defense -- 1994
                             o Director of Central Intelligence Agency -- 1995
                               to 1996
                             o Institute Professor, M.I.T. -- 1996
                             o Committees: Audit and Public Issues
                             o Other Directorships: Ariad Pharmaceuticals, Inc.,
                               Citibank, N.A., CMS Energy, Cummins Engine
                               Company, Inc. and Schlumberger, Ltd.

                             (2) Mr. Deutch served as a director from 1987 until
                                 1993 and was reelected in 1996.

[Photo]
Reuben Mark
59
6,659 shares
1996

                             Chairman and Chief Executive Officer
                             Colgate-Palmolive Company
                             o Joined Colgate-Palmolive Company -- 1963
                             o President and General Manager (Venezuela and
                               Canada) -- 1970 to 1974
                             o Vice President and General Manager -- 1974 to
                               1979
                             o Group Vice President -- 1979 to 1981
                             o Executive Vice President -- 1981 to 1983
                             o Director, Colgate-Palmolive Company -- 1983
                             o President (Chief Operating Officer) -- 1983 to
                               1984
                             o Chief Executive Officer -- 1984 to 1986
                             o Chairman of the Board and Chief Executive Officer
                               -- 1986
                             o Committees: Audit, Directors and Subsidiaries and
                               Capital
                             o Other Directorships: Citibank, N.A., New York
                               Stock Exchange, Inc., Pearson plc and Time Warner Inc.


[Photo]
Richard D. Parsons
49
2,442 shares
1996

                             President
                             Time Warner, Inc.
                             o Assistant and First Assistant Counsel to the
                               Governor, State of New York -- 1971 to 1974
                             o Deputy Counsel to the Vice President, Office of
                               the Vice President of the United States -- 1975
                             o General Counsel and Associate Director, Domestic
                               Council, White House -- 1975 to 1977
                             o Managing Partner, Patterson, Belknap, Webb &
                               Tyler -- 1977 to 1988
                             o President and Chief Operating Officer, Dime
                               Savings Bank of New York -- 1988 to 1990
                             o Chairman and Chief Executive Officer, Dime
                               Savings Bank of New York -- 1991 to 1995
                             o Director, Time Warner, Inc. -- 1991
                             o President, Time Warner, Inc. -- 1995
                             o Committees: Audit and Subsidiaries and Capital
                             o Other Directorships: Citibank, N.A., Federal
                               National Mortgage Association and Philip Morris Companies, Inc.

[Photo]
John S. Reed
59
1,776,744 shares(3)
1982

                             Chairman
                             Citicorp and Citibank, N.A.
                             o Joined Citibank, N.A. -- 1965
                             o Head, Individual Bank -- 1975
                             o Vice Chairman -- 1982
                             o Chairman and Chief Executive Officer -- 1984
                             o Committees: Executive (ex-officio)
                             o Other Directorships: Citibank, N.A., Monsanto
                               Company and Philip Morris Companies, Inc.
                             o Other Activities: The Business Council and The
                               Bankers Roundtable

                             (3) Includes 775,000 shares which Mr. Reed has the
                                 right to acquire within 60 days pursuant to employee benefit plans.


[Photo]
William R. Rhodes
62
317,564 shares(4)
1991

                             Vice Chairman
                             Citicorp and Citibank, N.A.
                             o Joined Citibank, N.A. -- 1957
                             o Senior Corporate Officer responsible for the
                               Caribbean, Central and South America and
                               Sub-Sahara Africa -- 1969
                             o Chairman, Citicorp and Citibank, N.A.
                               Restructuring Committee -- 1984
                             o Group Executive -- 1986
                             o Senior Executive, International -- 1990
                             o Vice Chairman -- 1991
                             o Committees: Executive (ex-officio)
                             o Other Directorships: Citibank, N.A. and Private
                               Export Funding Corporation (PEFCO)
                             o Other Activities: Brown University, Council of
                               the Americas, Council on Foreign Relations, The Institute for International Finance, New York City Partnership, New York City Chamber of Commerce, New York Hospital and The Metropolitan Museum of Art

                             (4) Includes 220,662 shares which Mr. Rhodes has
                                 the right to acquire within 60 days pursuant to employee benefit plans.

[Photo]
Rozanne L. Ridgway
62
2,157 shares
1990

                             Former Assistant Secretary of State
                             for Europe and Canada
                             o U.S. Department of State: Ambassador to Finland
                               -- 1977 to 1980; Counselor -- 1980 to 1981;
                               Ambassador to German Democratic Republic -- 1982 to 1985; Assistant Secretary of State -- 1985 to 1989
                             o President, The Atlantic Council of the United
                               States -- 1989 to 1992
                             o Co-Chair -- 1993 to 1996
                             o Committees: Audit and Public Issues
                             o Other Directorships: Citibank, N.A., Bell
                               Atlantic Corporation, The Boeing Company, Emerson Electric Co., Minnesota Mining and Manufacturing Company, RJR Nabisco, Inc., Sara Lee Corporation and Union Carbide Corporation
                             o Other Activities: Center for Naval Analyses
                               (Trustee), National Geographic Society (Trustee) and Baltic-American Enterprise Fund (Chair)


[Photo]
H. Onno Ruding
58
302,645 shares(5)
1990

                             Vice Chairman
                             Citicorp and Citibank, N.A.
                             o Executive Director of the International Monetary
                               Fund -- 1977 to 1981
                             o Member of the Board of Managing Directors of
                               Amsterdam-Rotterdam Bank -- 1981 to 1982
                             o Minister of Finance of the Kingdom of the
                               Netherlands -- 1982 to 1989
                             o Chairman of the Netherlands Christian Federation
                               of Employers -- 1990 to 1992
                             o Joined Citibank, N.A. management -- 1992
                             o Vice Chairman -- 1992
                             o Committees: Executive (ex-officio) and Citibank
                               Consulting
                             o Other Directorships: Amsterdamsch Trustees
                               Kantoor B.V.(Supervisory Director), Pechiney S.A. (Director), Unilever N.V. and Unilever PLC (Advisory Director) and Corning Incorporated (Director)

                            (5) Includes 255,025 shares which Mr. Ruding has the
                                right to acquire within 60 days pursuant to employee benefit plans.

[Photo]
Robert B. Shapiro
59
2,323 shares
1994

                             Chairman and Chief Executive Officer
                             Monsanto Company
                             o Joined G.D. Searle & Co. (subsequently acquired
                               by Monsanto Company) -- 1979
                             o President, The NutraSweet Group (a division of
                               G.D. Searle & Co.) -- 1982 to 1985
                             o Chairman and Chief Executive Officer, The
                               NutraSweet Company (a subsidiary of Monsanto
                               Company) -- 1985 to 1990
                             o President, The Agricultural Group (a division of
                               Monsanto Company) -- 1990 to 1993
                             o President and Chief Operating Officer, Monsanto
                               Company -- 1993 to 1995
                             o Director, Monsanto Company -- 1993
                             o Chairman and Chief Executive Officer, Monsanto
                               Company -- 1995
                             o Committees: Audit (Chairman)
                             o Other Directorships: Citibank, N.A. and Silicon
                               Graphics, Inc.


[Photo]
Frank A. Shrontz
66
9,903 shares
1986

                             Chairman Emeritus
                             The Boeing Company
                             o Joined The Boeing Company -- 1958
                             o Assistant Secretary of the U.S. Air Force -- 1973
                               to 1976
                             o Assistant Secretary of Defense -- 1976 to 1977
                             o Rejoined The Boeing Company -- 1977
                             o President and Director -- 1985
                             o Chief Executive Officer -- 1986
                             o Chairman and Chief Executive Officer -- 1988 to
                               1996
                             o Chairman -- 1996 to 1997
                             o Committees: Directors, Executive, Personnel
                               (Chairman) and Public Issues
                             o Other Directorships: Citibank, N.A., Boise
                               Cascade Corporation, Chevron Corporation and
                               Minnesota Mining and Manufacturing Company
                             o Other Activities: The Business Council

[Photo]
Franklin A. Thomas
63
15,640 shares
1970

                             Former President
                             The Ford Foundation
                             o President, Bedford-Stuyvesant Restoration
                               Corporation -- 1967 to 1977
                             o Private practice of law -- 1978 to 1979
                             o President, The Ford Foundation -- 1979 to 1996
                             o Committees: Directors (Chairman), Executive,
                               Personnel and Public Issues (Chairman)
                             o Other Directorships: Citibank, N.A., ALCOA,
                               Cummins Engine Company, Inc., Lucent Technologies and PepsiCo, Inc.


[Photo]
Edgar S. Woolard, Jr.
63
28,536 shares
1987

                             Former Chairman and Chief Executive Officer
                             E.I. du Pont de Nemours & Company
                             o Joined E.I. du Pont de Nemours & Company -- 1957
                             o Executive Vice President and Director -- 1983
                             o Vice Chairman -- 1985
                             o President and Chief Operating Officer -- 1987
                             o Chairman and Chief Executive Officer -- 1989
                             o Chairman -- 1995 to 1997
                             o Committees: Executive, Personnel, Citibank
                               Consulting and
                             o Subsidiaries and Capital
                             o Other Directorships: Apple Computer, Inc.
                             o Other Activities: The Business Council


Share Ownership of Management

     Shares owned by Mr. Reed, Mr. Collins, Mr. Rhodes, Mr. Ruding, Mr. Campbell, Mr. Horowitz and Mrs. Taylor, including those acquired through the staff compensation plans of Citicorp and Citibank, N.A., are described separately in this Proxy Statement.

     As of January 31, 1998, the current directors and executive officers of Citicorp as a group beneficially owned 4,956,021 shares of Citicorp common stock (including 2,905,347 shares which the directors and executive officers have the right to acquire within 60 days pursuant to employee benefit plans), representing approximately 1.10% of Citicorp's outstanding shares. No single executive officer or director beneficially owned at that date more than 0.39% of Citicorp's outstanding stock, and all directors as a group beneficially owned at that date less than 0.73% of Citicorp's outstanding stock.
------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

     Based on its review of the reports furnished to Citicorp for 1997 pursuant to Section 16 of the Securities Exchange Act of 1934 (the 'Exchange Act'), Citicorp believes all of the reports required to be filed under Section 16 were filed on a timely basis except that a Form 4 Statement of Change in Beneficial Ownership for Alain J.P. Belda showing an acquisition of 900 shares was filed 10 days late.

--------------------------------------------------------------------------------
Certain Other Share Owners

His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud, P.O. Box 8653, Riyadh, 11492, Saudi Arabia, and FMR Corp. and Affiliates ("FMR"), 82 Devonshire Street, Boston, Massachuesetts 02109, are the only persons known by Citicorp to own beneficially more than 5% of any class of Citicorp's voting securities. Prince Alwaleed's Schedule 13D under the Exchange Act as filed with the Securities and Exchange Commission (the 'SEC'), as amended through February 5, 1996, indicates that, as of January 26, 1996, Prince Alwaleed beneficially owned 41,114,149 shares of Citicorp common stock, which shares represent approximately 9.1% of Citicorp's outstanding common stock as of January 31, 1998. Prince Alwaleed has sole voting and dispositive power with respect to all of such shares.

FMR's Schedule 13G under the Exchange Act as filed with the SEC, dated February 14, 1998, indicates that, as of December 31, 1997, FMR beneficially owned 33,191,014 shares of Citicorp common stock, which shares represent approximately 7.3% of Citicorp's outstanding common stock as of December 31, 1997. FMR has sole dispositive power with respect to all of such shares, sole voting power with respect to 1,800,609 of such shares, and no voting power with respect to the balance of such shares. Such voting power resides with the Board of Trustees of the investment companies for which a subsidiary of FMR Corp. acts as investment advisor.

--------------------------------------------------------------------------------
Board Meetings

     There were 10 meetings of the Board during 1997. All directors attended 75% or more of the total Board meetings and meetings of the committees on which they served.

--------------------------------------------------------------------------------
Size of the Board

     In July 1997, the Board fixed the number of directors at fifteen. Directors standing for election will hold office until the next annual meeting and until the election and qualification of their successors. If any nominee is unable to serve out his or her term, the Committee on Directors may recommend a successor to fill the unexpired portion, subject to subsequent appointment by the Board.

--------------------------------------------------------------------------------
Board Committees

     Audit Committee. The Audit Committee supervises independent audits of Citicorp and oversees the establishment of appropriate accounting policies for Citicorp. Current members are Mr. Shapiro (Chairman), Mr. Deutch, Mr. Mark, Mr. Parsons and Ambassador Ridgway. The Audit Committee met four times during 1997.

     The Audit Committee's principal functions include reviews of: the audit plans, scope of audit and audit findings of both the independent auditors and the corporation's internal corporate audit group; significant tax and legal matters; reports on credit portfolios and processes; and internal controls. Further, it is the responsibility of the Committee to recommend to the Board the annual appointment of the independent auditors, to review the findings of internal and independent auditors, financial controllers and external regulatory agencies and to review the accounting policies used in preparing the financial statements of Citicorp.

     Committee on Directors. The Committee on Directors recommends qualified candidates for membership on the Boards of Directors of Citicorp and Citibank, N.A. Current members are Mr. Thomas (Chairman), Mr. Calloway, Mr. Mark and Mr. Shrontz. The Committee on Directors met once during 1997.

     The Committee on Directors solicits recommendations for prospective directors and recommends the approval of a candidate. The nominees are then presented to the Board, which proposes the slate of directors to be submitted to the stockholders at the Annual Meeting. In addition, the Committee is charged with keeping current with and recommending changes in directors' compensation.

     Personnel Committee. The Personnel Committee oversees employee policies and programs of Citicorp and Citibank, N.A. Current members are Mr. Shrontz (Chairman), Mr. Calloway, Mr. Derr, Mr. Thomas and Mr. Woolard. The Personnel Committee met six times during 1997.

     The Personnel Committee reviews and approves compensation policy and other personnel-related programs to maintain an environment at Citicorp and Citibank, N.A. that attracts and retains people of high capability, commitment and integrity. In addition, the Committee oversees succession planning.

     Other Committees. In addition to the committees described above, the Board has a Committee on Subsidiaries and Capital, an Executive Committee and a Public Issues Committee. Their functions and members are described in Citicorp's 1997 Annual Report.

--------------------------------------------------------------------------------
Board Compensation

     Directors of Citicorp who are not officers of Citicorp or Citibank, N.A. received an annual retainer of $40,000 for their services in 1997, of which $10,000 was deferred under Citicorp's Directors' Deferred Compensation Plan described below and is payable in Citicorp common stock upon a director's retirement. In addition, outside directors received a fee of $950 for each Board, committee or other meeting attended. In lieu of committee meeting fees, the Chairmen of the Audit Committee and the Personnel Committee each received a stipend of $20,000 and the Chairman of the Public Issues Committee and the Committee on Directors received a stipend of $10,000 for each of those committee memberships.

     Outside directors of Citicorp who served on the Citibank, N.A. Board of Directors received an annual retainer of $10,000 for those services in 1997. Citicorp directors who did not serve on the Citibank, N.A. Board of Directors served on the Consulting Committee to the Citibank, N.A. Board of Directors; and of these, the outside directors on the Consulting Committee received an annual retainer of $10,000 for those services in 1997. In addition, each outside director and each outside member of the Consulting Committee received a fee of $950 for each meeting of the Citibank, N.A. Board of Directors attended. Outside members of the Audit Committee of the Citibank, N.A. Board of Directors received a fee of $950 for each meeting of that committee attended. In lieu of committee meeting fees, the Chairman of the Audit Committee of the Citibank, N.A. Board of Directors received a stipend of $10,000. Those directors who are officers of Citicorp or Citibank, N.A. received no additional compensation for their services on the Board or the Citibank, N.A. Board of Directors or any committee thereof.

     Under Citicorp's Directors' Deferred Compensation Plan, outside directors may elect to defer all or part of their retainers and/or fees. Amounts deferred are credited to investment accounts whose returns correspond to the funds established under the Citibank, N.A. Savings Incentive Plan (the 'Savings Incentive Plan'), a plan available to all regular United States employees of Citibank, N.A. and certain affiliates (including directors who are also employees). The amounts credited are expressed in units in those investment accounts, which have the same value as the corresponding units in a fund under the Savings Incentive Plan on the date of such crediting and thereafter will have the value set on the immediately preceding valuation date for the corresponding fund. Payments of deferred compensation credited to the investment account mirroring Fund B established under the Savings Incentive Plan will be in shares of Citicorp common stock. Payments of deferred compensation credited to investment accounts which mirror funds other than Fund B will be in cash.

--------------------------------------------------------------------------------
Executive Officers

     The following information with respect to each executive officer of Citicorp who is not a nominee for election as a director is set forth below as of March 9, 1998: name, age and the position held with Citicorp and the date from which such position has been continuously held.

Name                              Age      Position and Office Held and Date from Which Held
----------------------------  -----------  ----------------------------------------------------------
William I. Campbell.........      53        Corporate Executive Vice President, Citibanking Worldwide
                                            Consumer Bank -- 1996
Edward D. Horowitz..........      50        Corporate Executive Vice President, Advanced Development:
                                            New Products and Services -- 1997
Thomas E. Jones.............      59        Executive Vice President and a Principal Financial
                                            Officer -- 1990
Charles E. Long.............      58        Vice Chairman and Secretary -- 1987
Dionisio R. Martin..........      54        Corporate Executive Vice President, Emerging Markets --
                                            1996
Robert A. McCormack.........      54        Corporate Executive Vice President, Global Relationship
                                            Banking -- 1996
Victor J. Menezes...........      48        Corporate Executive Vice President, Chief Financial
                                            Officer -- 1995
Lawrence R. Phillips........      58        Corporate Executive Vice President, Human Resources --
                                            1993
John J. Roche...............      62        Executive Vice President, Legal Affairs -- 1989
Mary Alice W. Taylor........      48        Corporate Executive Vice President, Worldwide Operations
                                            and Technology -- 1997

     The group of all executive officers consists of 14 individuals, including Messrs. Reed, Collins, Rhodes and Ruding (who are all directors of Citicorp) and the 10 officers named above. Officers serve at the pleasure of the Board.

     Each executive officer who is not a director of Citicorp has been employed in such position or in other executive or management positions with Citicorp and Citibank, N.A. for more than the last five years, except for Messrs. Campbell, Horowitz and Phillips and Mrs. Taylor. Mr. Campbell joined Citicorp in 1996 and from July 1995 to December 1995 was a consultant to Citicorp. Prior to that time, Mr. Campbell served in a number of executive positions with Philip Morris Companies, Inc., most recently as Chairman of U.S. Operations. Mr. Horowitz joined Citibank in January 1997 and, prior to that time, from 1989 was Senior Vice President-Technology at Viacom, Inc. and Chairman and Chief Executive Officer of Viacom Interactive Media. Mr. Phillips joined Citicorp in 1993 and, prior to that time, had been Vice President of Human Resources for the GE Aerospace division of General Electric Company. Mrs. Taylor joined Citibank in January 1997 and, prior to that time, was a Senior Vice President at Federal Express Corporation. Before that, Mrs. Taylor held management positions with Shell Oil Corporation, Cook Industries and Northern Telecom, Inc.

--------------------------------------------------------------------------------
Director and Officer Transactions

Certain transactions involving loans, deposits and sales of commercial paper, certificates of deposit and other money market instruments and certain other banking transactions occurred during 1997 between Citicorp and Citibank, N.A. on the one hand and certain directors or executive officers of Citicorp and Citibank, N.A., members of their immediate families or associates of the directors, the executive officers or their family members on the other. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
Compensation

     The tables on pages 13 through 16 set forth a profile of Citicorp's executive compensation and show, among other things, salaries and bonuses paid during the last three years, options granted with respect to 1997 and aggregate option exercises in 1997 for the Chairman and each of the six other most highly compensated executive officers (the 'Named Executives'). These tables are specified by current SEC requirements. There is also included a table, Management Compensation Profile for 1997, set forth below, which is consistent with the other tables. It has been previously used by Citicorp and is provided to insure continuity.

                   MANAGEMENT COMPENSATION PROFILE FOR 1997

                                                                               Restricted Stock Granted Since
Citicorp Stock                    Salary and                                      Program Inception (1986)
 Beneficially                      Savings               Restricted            ------------------------------
 Owned as of                      Incentive     Annual     Stock      Stock
 January 31,                         Plan     Incentive    Shares    Options                           1997
   1998(1)     Name and Position  Benefits(2) Awards(3)  Granted(4) Granted(5)  Shares     Value(6)  Dividends
---------------------------------------------------------------------------------------------------------------
  1,001,744    J.S. Reed,         $1,590,000  $2,500,000   - 0 -      300,000    235,000  $27,965,000 $ 189,000
                Chairman
    196,196    P.J. Collins,        848,000      500,000   - 0 -       46,000    107,700  12,816,300    70,000
                Vice Chairman
     96,902    W.R. Rhodes, Vice    848,000      500,000   - 0 -       46,000     55,700   6,628,300    49,000
                Chairman
     47,620    H.O. Ruding, Vice    848,000      500,000   - 0 -       46,000    - 0 -      - 0 -      - 0 -
                Chairman
     53,000    W.I. Campbell,       738,500      650,000    50,000    110,000     50,000   5,950,000   - 0 -
                Corporate
                Executive
                Vice President
     30,000    E.D. Horowitz,       775,757      600,000    30,000     92,000     30,000   3,570,000    63,000
                Corporate
                Executive
                Vice President
     47,947    M.A.W. Taylor,       692,043      750,000    50,000    138,000     50,000   5,950,000   105,000
                Corporate
                Executive
                Vice President

                                                       Stock Options Granted
                                                            Since 1988
Citicorp Stock                    Citicorp Stock      ----------------------
 Beneficially                      Beneficially
 Owned as of                       Owned as of                      Avg. Grant
 January 31,                       January 31,         Options       Price Per
   1998(1)     Name and Position    1998(1)          Granted(7)        Share
------------------------------------------------------------------------------
  1,001,739    J.S. Reed,           1,001,739         1,997,000       $52.49
                Chairman
    196,196    P.J. Collins,          196,196         1,006,000         41.49
                Vice Chairman
     96,902    W.R. Rhodes, Vice       96,902           841,000         41.86
                Chairman
     47,620    H.O. Ruding, Vice       47,620           716,000         45.96
                Chairman
     53,000    W.I. Campbell,          53,000           415,000         91.86
                Corporate
                Executive
                Vice President
     30,000    E.D. Horowitz,           30,000           242,000        114.35
                Corporate
                Executive
                Vice President
     47,947    M.A.W. Taylor,           47,947           320,000        114.87
                Corporate
                Executive
                Vice President

(1) Does not include shares which individuals have the right to acquire pursuant to stock option awards.

(2) Total salary and Savings Incentive Plan benefits shown reflect amounts earned in 1997 constituting salary and compensation earned in accordance with the Savings Incentive Plan, a portion of which has been deferred and the balance of which is paid in cash. Amounts constituting salary reflect any increase in salary granted in March 1997 based on corporate and individual performance in 1996. Amounts shown do not include amounts expended by Citicorp pursuant to plans (including group life, health and international service) that do not discriminate in scope, terms or operation in favor of executive officers or directors of Citicorp and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by Citicorp which may have a value as a personal benefit to the named individual. The value of such benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3) Incentive awards were made in January 1998 based on 1997 performance. Seventy-five percent of each award was paid in cash (a portion of which may be deferred) and, as described in the Personnel Committee Report on Executive Compensation below, 25% of each award was deferred into share units whose return is equivalent to the return on shares of Citicorp common stock for a period of five years from the date the award was granted, at which time the deferred award is payable in cash unless further deferred. To the extent dividends are declared on Citicorp's common stock, dividend equivalents will be credited on the share units in the form of additional units, which will automatically be reinvested.

(4) Grants of restricted stock are for Citicorp common stock and are restricted as to transfer and/or vesting. As to Mr. Campbell, all 50,000 shares vest approximately seven years from the grant date. As to Mr. Horowitz, 7,000 shares vest in 1999, 10,000 shares vest in 2000, and 13,000 shares vest in 2001. As to Mrs. Taylor, 5,000 shares vest on each of the first through tenth anniversaries of the grant date.

(5) Numbers of stock options shown reflect stock options granted in January 1998 to each of the Named Executives based on corporate and individual performance in 1997. Options granted in January 1998 under the 1997 Stock Incentive Plan to each of the Named Executives are performance-based options and have an exercise price of $120.625 per share, a term of five years and vest when the market price of Citicorp common stock reaches $200 per share and remains at or above this level for 10 trading days in a consecutive 30-trading-day period.

(6) Total shares of restricted stock granted multiplied by the closing price on the New York Stock Exchange composite tape on January 30, 1998 ($119.00).

(7) Numbers of options shown include stock options granted in January 1998 based on corporate and individual performance in 1997.

                                      SUMMARY COMPENSATION TABLE

                                        Annual Compensation        Long-Term Compensation
                         ----------------------------------------          Awards
                                                          Other    -----------------------
                                                         Annual    Restricted   Shares      All Other
      Name and                                          Compensa-    Stock    Underlying    Compensa-
 Principal Position      Year      Salary    Bonus(1)    tion(2)   Awards(3)  Options(4)     tion(5)
------------------------------------------------------------------------------------------------------
J.S. Reed,               1997     $1,500,000 $2,500,000 $ - 0 -    $ - 0 -       300,000    $  90,000
 Chairman (Chief         1996     1,466,667  2,000,000    - 0 -      - 0 -       182,000       88,000
 Executive Officer)      1995     1,300,000  3,000,000    - 0 -      - 0 -       100,000       78,000

P.J. Collins,            1997       800,000    500,000    - 0 -      - 0 -        46,000       48,000
 Vice Chairman           1996       800,000    500,000    - 0 -      - 0 -        75,000       48,000
                         1995       791,667    750,000    - 0 -      - 0 -        75,000       47,500

W.R. Rhodes,             1997       800,000    500,000    - 0 -      - 0 -        46,000       48,000
 Vice Chairman           1996       800,000    500,000    - 0 -      - 0 -        50,000       48,000
                         1995       783,333    750,000    - 0 -      - 0 -        75,000       47,000

H.O. Ruding,             1997       800,000    500,000    - 0 -      - 0 -        46,000       48,000
 Vice Chairman           1996       800,000    500,000    - 0 -      - 0 -        50,000       48,000
                         1995       791,667    750,000    - 0 -      - 0 -        75,000       47,500

W.I. Campbell,           1997       700,000    650,000    - 0 -    6,321,875     110,000       38,500
 Corporate Executive     1996       686,741    650,000    - 0 -      - 0 -       105,000      - 0 -
 Vice President(4)       1995       - 0 -      - 0 -      - 0 -      - 0 -       200,000      - 0 -

E.D. Horowitz,           1997       775,757    600,000    - 0 -    3,793,125      92,000      - 0 -
 Corporate Executive     1996       - 0 -      - 0 -      - 0 -      - 0 -       150,000      - 0 -
 Vice President(4)       1995       - 0 -      - 0 -      - 0 -      - 0 -       - 0 -        - 0 -

M.A.W. Taylor,           1997       692,043    750,000    - 0 -    6,321,875     138,000      - 0 -
 Corporate Executive     1996       - 0 -      - 0 -      - 0 -      - 0 -       182,000      - 0 -
 Vice President(4)       1995       - 0 -      - 0 -      - 0 -      - 0 -       - 0 -        - 0 -

(1) Since 1995, 75% of the annual incentive award to each Named Executive has been paid in cash (a portion of which may be deferred) and, as described in the Personnel Committee Report on Executive Compensation below, 25% of such award has been deferred into share units whose return is equivalent to the return on shares of Citicorp common stock for a period of five years from the date the award was granted, at which time the deferred award is payable in cash unless further deferred. To the extent dividends are declared on Citicorp's common stock, dividend equivalents will be credited on the share units in the form of additional units, which will automatically be reinvested.

(2) Amounts shown do not include amounts expended by Citicorp pursuant to plans (including group life, health and international service) that do not discriminate in scope, terms or operation in favor of executive officers or directors of Citicorp and that are generally available to all salaried employees. Amounts shown also do not include amounts expended by Citicorp which may have a value as a personal benefit to the named individual. The value of such benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3) The number of shares and value of aggregate restricted stock holdings of each of the Named Executives on December 31, 1997 were 90,000 and $11,379,375 (Mr. Reed), 33,334 and $4,214,668 (Mr. Collins), 23,334 and
     $2,950,293 (Mr. Rhodes), 50,000 and $6,321,875 (Mr. Campbell), 50,000 and
     $6,321,875 (Mrs. Taylor), and 30,000 and $3,793,125 (Mr. Horowitz). For
     purposes of the year-end calculation, the value of the restricted stock is determined by multiplying the total shares held by the closing price on the New York Stock Exchange composite tape on December 31, 1997 ($126.4375). Mr. Campbell received an award of 50,000 shares of restricted stock in December 1997, all of which vest approximately seven years from the date of grant. Mr. Horowitz received an award of 30,000 shares of restricted stock in January 1997, of which 7,000 shares vest in 1999, 10,000 shares vest in 2000, and 13,000 shares vest in 2001. Mrs. Taylor received an award of 50,000 shares of restricted stock in January 1997, of which 5,000 shares vest on each of the first through tenth anniversaries of the grant date. To the extent dividends are declared on Citicorp's common stock, dividends will be paid on the restricted stock holdings.

(4) All options for 1997 were granted in January 1998 and are performance-based options. Options for 1996 were granted in January 1997. Mrs. Taylor received a grant of options for 182,000 shares and Mr. Horowitz received a grant of options for 150,000 shares in connection with employment by Citicorp in January 1997; in each case those shares are listed as 1996 options, consistent with all January grants of options. For 1995, Messrs. Collins, Rhodes and Ruding each received grants of options covering 75,000 shares in August 1995. Mr. Reed received a grant of options covering 100,000 shares in September 1995. Mr Campbell received grants of options covering a total of 200,000 shares in January 1996 in connection with employment by Citicorp in January 1996; those shares are listed as 1995 options, consistent with all January grants of options.

(5) Cash compensation earned in accordance with the Savings Incentive Plan. Amounts in excess of contribution limits established by the Internal Revenue Code are paid in cash to the Named Executive.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable Value
                                                                                              at
                                                                                   Assumed Annual Rates of
                    Individual                                                     Appreciation for Option
                      Grants                                                               Term(3)
----------------------------------------------------------------------------------------------------------------
                     Number of      Percent
                      Shares       of Total
                    Underlying      Options
                      Options     Granted to     Exercise     Expiration
       Name         Granted(1)   Employees(2)      Price         Date                 5%             10%
----------------------------------------------------------------------------------------------------------------
J.S. Reed             300,000       3.85%       $ 120.625     January 20, 2003  $   - 0 -        $   - 0 -
P.J. Collins           46,000       0.59          120.625     January 20, 2003      - 0 -            - 0 -
W.R. Rhodes            46,000       0.59          120.625     January 20, 2003      - 0 -            - 0 -
H.O. Ruding            46,000       0.59          120.625     January 20, 2003      - 0 -            - 0 -
W.I. Campbell         110,000       1.41          120.625     January 20, 2003      - 0 -            - 0 -
E.D. Horowitz          92,000       1.18          120.625     January 20, 2003      - 0 -            - 0 -
M.A.W. Taylor         138,000       1.77          120.625     January 20, 2003      - 0 -            - 0 -
All Stockholders(4)    N/A           N/A            N/A           N/A            15,857,270,911   35,040,421,721

(1) Numbers of shares underlying options shown reflect stock options granted in January 1998 to each of the Named Executives based on corporate and individual performance in 1997. Options granted in January 1998 to each of the Named Executives are performance-based options, have a term of five years and vest when the market price of Citicorp common stock reaches $200 per share and remains at or above this level for 10 trading days in a consecutive 30-trading-day period.

(2) Total options granted to employees are options granted to employees in January 1998 based on corporate and individual performance in 1997.

(3) Amounts for the Named Executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The terms of such options are described above. At the assumed 5% and 10% annual rates of stock appreciation, the options granted in 1997 to the Named Executives will not vest.

(4) The potential realizable gain to all stockholders (based on 453,942,288 shares outstanding as of December 31, 1997, with a market price per share of $126.4375) at 5% and 10% assumed annual rates over a term of five years, commencing on January 1, 1998, is provided as a comparison to the potential gain realizable by the Named Executives at the same assumed annual rates of stock appreciation.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUE

                                              Number of Shares          Value of Unexercised
                                           Underlying Unexercised       In-the-Money Options
                   Shares                          Options                      at
                  Acquired                 at Fiscal Year-End(3)        Fiscal Year-End(3)
                     on         Value     -------------------------  --------------------------
Name             Exercise(1)  Realized(2) Exercisable Unexercisable  Exercisable  Unexercisable
-----------------------------------------------------------------------------------------------
J.S. Reed            -0-      $     -0-     650,000       432,000    $56,946,875  $24,197,500
P.J. Collins      69,772      6,507,632     563,097       175,000     53,534,651    9,714,063
W.R. Rhodes       95,834      9,156,074     170,000       150,000     12,757,500    9,315,625
H.O. Ruding       75,000      4,263,695     206,787       150,000     19,673,072    9,315,625
W.I. Campbell        -0-            -0-     100,000       205,000      6,018,750    7,692,188
E.D. Horowitz        -0-            -0-         -0-       150,000          -0-      2,390,625
M.A.W. Taylor        -0-            -0-         -0-       182,000          -0-      2,900,625

(1)  Includes all exercises during calendar year 1997.

(2) The value realized equals the market value of the common stock acquired on the date of exercise minus the exercise price.

(3) Included in fiscal year-end figures are shares underlying options granted in January 1998 based on corporate and individual performance in 1997. The value of those options reflected in the table is the market value of common stock on December 31, 1997 minus the exercise price. The market value of common stock on the New York Stock Exchange composite tape as of December 31, 1997, was $126.4375 per share.

     Citicorp also provides compensation in the form of a benefit under the Retirement Plan. The following table sets forth the estimated annual retirement benefits as of December 31, 1997, as provided by the Retirement Plan and supplemental non-qualified pension plans, payable upon retirement to employees in specified remuneration and years-of-service classifications. Amounts include estimated Social Security benefits which would be deducted in calculating benefits payable under the Retirement Plan. The estimated amounts are based on the assumption that payments under the Retirement Plan will commence upon retirement at age 65.

                              PENSION PLAN TABLE(1)

                                Years of Service
                                ----------------

Remuneration          15          20          25          30          35
--------------------------------------------------------------------------------
$  200,000....   $   60,000  $   80,000  $  100,000  $  120,000  $  127,500
   500,000....      150,000     200,000     250,000     300,000     318,750
 1,000,000....      300,000     400,000     500,000     600,000     637,500
 2,000,000....      600,000     800,000   1,000,000   1,200,000   1,275,000
 3,000,000....      900,000   1,200,000   1,500,000   1,800,000   1,912,500
 6,000,000....    1,800,000   2,400,000   3,000,000   3,600,000   3,825,000

(1)  This table reflects a straight-life annuity benefit.

     The years of credited service under the Retirement Plan as of December 31, 1997 for Mr. Reed, Mr. Collins, Mr. Rhodes, Mr. Ruding, Mr. Campbell, Mr. Horowitz and Mrs. Taylor were approximately 32, 35, 35, 16, 12, 11 and 11, respectively. Covered compensation under the Retirement Plan and supplemental non-qualified pension plans is the participant's base salary plus awards granted under the Executive Incentive Compensation Plan, and, for years beginning with 1991, any bonus paid under any annual performance program. With respect to the individuals named in the Summary Compensation Table, covered compensation does not differ substantially (by more than 10%) from the compensation set forth under the headings 'Salary' and 'Bonus' therein. The benefit payable at retirement is based on a specified percentage of the average of covered compensation for the five highest-paid years of the last ten years of employment. Mr. Reed, Mr. Collins, Mr. Rhodes, Mr. Ruding, Mr. Campbell, Mr. Horowitz and Mrs. Taylor will be credited with approximately 35, 35, 35, 22, 23, 26 and 28 years of service, respectively, upon normal retirement at age 65. Messrs. Ruding, Campbell and Horowitz and Mrs. Taylor were each credited with 10 years of service at the beginning of their employment.

--------------------------------------------------------------------------------

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel Committee of the Board of Directors reviews and approves compensation levels for Citicorp's executive officers and oversees and administers the corporation's executive compensation programs. The Personnel Committee recommends, and the Board of Directors determines based on such recommendations, compensation for the Chairman. Compensation levels for the other executive officers of Citicorp are determined by the Personnel Committee based on the recommendations of the Chairman. All members of the Personnel Committee are outside directors who are not eligible to participate in any of the compensation programs that the Committee oversees.

     Citicorp's executive compensation plans are designed to attract, retain, motivate and appropriately reward individuals who are responsible for Citicorp's short- and long-term profitability, growth and return to shareholders. Compensation for Citicorp executive officers consists of:

     o    salary;

     o    an annual incentive award; and

     o    long-term incentive awards, typically in the form of stock options.

Executive officers also participate in a retirement plan, a savings incentive plan, a stock purchase plan, a medical plan and other benefit plans available to employees generally.

     Target pay levels for each executive are set and reviewed annually. These targets are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally and at competitive frame companies. With respect to certain of the named executive officers, target pay levels are established in accordance with the plan described in the next paragraph. The external comparison is based on the results of an annual report prepared by an independent compensation consulting firm. This report (which gathered information on 1996 compensation) surveys the compensation levels of executive officers at a group of nineteen companies comprising a set of competing banks and financial service companies and, in order to provide broader perspective, a number of market-dominant global enterprises. The nineteen companies, all of which were included in last year's Board of Directors' Index (which is described in the next section of this Proxy Statement), are considered by the Personnel Committee to be similar to Citicorp in complexity and, therefore, constitute a relevant competitive frame for purposes of compensation decisions. Total compensation (including salary, annual incentive awards and long-term incentive awards) is targeted at the 75th percentile of this competitive frame when Citicorp has strong performance, as measured against its plan, historical results and the performance of peer companies. However, in line with the corporation's pay for performance orientation, total compensation levels may exceed the 75th percentile when results are exceptionally strong or fall below the targeted level if performance is below plan or peer companies.

     Annual incentive awards to the Chairman and the other most highly paid executives referred to as 'covered employees' under Section 162(m) of the Internal Revenue Code (the 'Code') were granted under the Citicorp 1994 Annual Incentive Plan ('AIP') which was approved by stockholders at the 1994 Annual Meeting and became effective January 1, 1994. Consistent with Code requirements, to preserve Citicorp's deductibility of these awards, the AIP specifies that the maximum amount payable for any year to the top five named executive officers will be limited to 0.5% of Citicorp's annual net income (before extraordinary items and the cumulative effect of accounting changes), plus the amount (not to exceed $3,000,000) that was available to pay awards under the AIP for prior years, but was not so paid. Further, under the AIP the Personnel Committee is required to set annually the maximum awards payable to each named executive. The maximums are expressed as a percentage of the total amount available in a given year, with the AIP specifying that the maximum any participating executive may receive is 35% of the fund. For 1997, maximum awards were set at 35% and 16% of the fund for the Chairman and the next four covered executives, respectively. As the Code only allows the Personnel Committee the discretion to reduce the awards granted under this plan from these maximum targets, the targets are set well above the 75th percentile to ensure that, consistent with the corporation's compensation philosophy, when performance warrants, the Personnel Committee has the ability to appropriately reward participating executives.

     Salary and annual incentive awards reward executives for their current performance and contributions. Stock options and restricted stock grants are provided to reward senior management for taking actions which will contribute to the corporation's long-term growth and success, and to link their interests to those of Citicorp's stockholders. Restricted stock grants are provided on a selective basis to recruit or retain executives in connection with the corporation's attainment of its long-term goals. To further focus senior executives on the importance of balancing short- and long-term performance, 25% of each senior executive's annual incentive award is deferred into share units whose return is equivalent to the return on shares of Citicorp common stock for a period of five years from the date the award is granted, at which time the deferred award is payable in cash unless further deferred. Dividend equivalents are credited on these units during the deferral period in the form of additional units, which are automatically reinvested.

     The determination of salary increases, annual incentive awards and long-term incentive awards is reviewed annually based on the performance of Citicorp (and, in the case of an executive responsible for a particular business, that business' results). Also factored into these decisions is each executive's individual performance and contribution to Citicorp's future positioning. Although the components of compensation (salary, annual incentive awards and long-term incentive awards) are reviewed separately, compensation decisions are made based on a review of the total compensation level awarded relative to the targeted compensation structure established by the Personnel Committee. For purposes of evaluating total compensation and establishing targeted and actual long-term incentive grant levels, the value of option grants is set annually based on one-third of the fair market value of the stock (based on the average trading price of Citicorp common stock in the third quarter of the year), although the Personnel Committee believes that there is no truly satisfactory method for determining the value of option grants. Previous grants of stock options and restricted stock are reviewed but are not considered the most important factor in determining the size of any executive's stock option or restricted stock award in a particular year.

     For each year since 1973, the Chairman and senior management have provided to the Personnel Committee and the Board of Directors a written Corporate Performance Review detailing in a textured and comprehensive way the annual results of Citicorp and each of its principal businesses. The report starts with an overview from the Chairman, and outlines the corporation's performance against the following dimensions of its Balanced Scorecard: people management, customer/franchise performance, strategic cost management, risk and control, the community and financial performance. Financial results for 1997 (revenue, expense, margin, credit, taxes) versus plan and previous years are reviewed; Citicorp's results (from the perspectives of shareholder return, market value to book value and return on equity) are compared with peer financial and select global enterprises on a one-year and five-year basis. The companies against which results are compared are the same as the competitive frame companies used by the Personnel Committee to determine market compensation levels.

     In determining the level of annual incentive awards to be paid to senior executives for 1997 results, the Personnel Committee reviewed the Corporate Performance Review and evaluated 1997 performance versus plan and the previous year. The Committee also reviewed 1997 results in the context of the Business Directions strategy which calls for the strategic repositioning of the corporation to a global growth and performance company.

     Based on an evaluation of the above, it was the Personnel Committee's view that Citicorp's 1997 results, as reflected in the Corporate Performance Review, represented another year of good performance. The Committee noted the following factors in support of its conclusion:

     o Overall financial performance that is on trend with plan, as illustrated by:

          -- income of $4.1 billion ($3.6 billion after the $556 million after-tax restructuring charge), up $359 million, or 9%, from 1996;

          -- continued generation of free capital ($2.2 billion), while repurchasing $2.3 billion of Citicorp common stock;

          -- maintenance of Tier I capital within the targeted range of 8.0%-8.3% ($21.1 billion); and

          -- return on common equity of 20.9%, above the long-term goal of 18% per year.

     o    Progress in creating a singular franchise position.

     o    Initiation of the quality program.

     o Progress in managing the human dimension of the business by getting the right people in the right positions, particularly in the areas of marketing, operations and technology.

Based on overall 1997 corporate performance, the Committee determined that annual incentive awards should be at a level which, when combined with salary, would position executive officers' direct compensation (base salary and annual incentive award) at or near the 75th percentile of the competitive frame. Awards to the top five named executives were below the maximum awards available to each under the AIP.

     In January 1998, the Personnel Committee granted performance-based stock options to the senior leadership group to leverage their full engagement and commitment to the achievement of the Business Directions strategy. The level of the grants awarded was based on both Citicorp's and their individual performance in 1997. The performance-based option grants were in lieu of regular option grants to these officers. Options granted under this special program will expire five years from the date of grant, which was January 20, 1998, and will vest depending on the corporation's stock price performance. One hundred percent of the options will vest when the stock price reaches $200 per share and remains at or above this level for 10 trading days in a consecutive 30-trading-day period. In determining the size of each participating executive's grant, the Committee assessed corporate and individual performance according to the same standards used to determine their annual incentive awards, with grant levels varying accordingly.
The exercise price for each option granted was equal to the average of the high and low trading price of Citicorp common stock on the New York Stock Exchange for the date of grant ($120.625 per share). In addition to these option grants, certain select executive officers, and three Named Executive Officers, received special restricted stock grants in 1997 in recognition of their individual contributions and to retain them in connection with their potential future impact on the corporation's attainment of its long-term goals.

     Based on its assessment of the Chairman's performance, his leadership in producing sustained levels of strong performance and a review of the competitive frame market data, the Personnel Committee awarded Mr. Reed a 1997 annual incentive award of $2,500,000. Seventy-five percent of this award was paid in cash and 25% was paid in share units, as discussed above. As reviewed earlier in this report, under the AIP, the maximum annual incentive award payable to the Chairman for 1997 was set at 35% of the fund generated by the plan's formula. Based on Citicorp's 1997 results, this equated to a maximum award of $6.28 million. In January 1998, Mr. Reed was awarded performance-based options covering 300,000 shares; the terms and conditions of this grant being consistent with the grants to all other senior leaders discussed above.

     In accordance with changes made in 1993 to the Code relating to the disallowance of a deduction for remuneration in excess of $1,000,000 to certain executive officers, through adoption of the AIP (discussed earlier in this report) the corporation has secured the continued deductibility of annual incentive awards paid to these named executive officers, which includes Mr. Reed. Any compensation expense relating to options granted under the corporation's stock option plans is also deductible. The deductibility of the cost of restricted stock grants to officers to which Section 162(m) of the Code is applicable depends on the circumstances at the time the stock becomes vested. Amounts paid as salary to Mr. Reed in excess of the $1,000,000 cap will not be deductible.

By the Personnel Committee

Frank A. Shrontz, Chairman                      Franklin A. Thomas
D. Wayne Calloway                               Edgar S. Woolard, Jr.
Kenneth T. Derr

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CITICORP,
                   THE S&P 500, THE BOARD OF DIRECTORS' INDEX
                  AND THE KEEFE, BRUYETTE & WOODS 50 BANK INDEX

             [GRAPHIC OMITTED: INFORMATION REFLECTED IN TABLE BELOW]

                1992      1993      1994     1995    1996    1997
------------    ----      ----      ----     ----    ----    ----
Citicorp        $100      $166      $188     $313    $490    $612
S&P 500          100       107       105      141     170     223
BoD Index(1)     100       109       110      162     217     298
KBW 50(2)        100       106       100      160     227     332

(1) The Board of Directors' Index consists of the following 19 market-dominant global enterprises and financial services companies similar to Citicorp in complexity: General Motors Corporation, Exxon Corporation, International Business Machines Corporation, General Electric Company, Philip Morris Companies, Inc., Procter & Gamble Company, Eastman Kodak Company, PepsiCo, Inc., Johnson & Johnson, The Chase Manhattan Corporation, BankAmerica Corporation, J. P. Morgan & Co. Incorporated, Bankers Trust New York Corporation, Banc One Corp., Morgan Stanley Dean Witter Discover & Co., NationsBank Corp., Travelers Inc., American Express Company and Merrill Lynch & Co. Inc.

(2) The Keefe, Bruyette & Woods 50 Bank Index is designed to measure the stock price performance of the nation's largest banks.

--------------------------------------------------------------------------------

II. STOCKHOLDER APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     The Board believes it appropriate to submit for action by the stockholders its selection of KPMG Peat Marwick LLP ('KPMG'), certified public accountants, as auditors of Citicorp for the year 1998. The appointment of this firm was recommended to the Board by its Audit Committee, composed of directors who are not officers or employees of Citicorp or Citibank, N.A., who reviewed the professional competence of the firm and its audit program. As independent auditors of Citicorp in 1998, KPMG would also audit Citibank, N.A. KPMG has served as the independent auditor for Citibank, N.A. since 1964 and for Citicorp since it commenced operations in 1968. For reasons of effectiveness and economy, it has been Citicorp's practice to require the KPMG partner in charge of Citicorp's assignment to be rotated from time to time, rather than changing accounting firms at intervals.

     The firm provides various audit services to Citicorp and its subsidiaries on a worldwide basis. Fees for such audit services during 1997 amounted to approximately $21,000,000.

     Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement and to be available to respond to questions regarding these or any other appropriate matters.

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the stockholders entitled to vote thereon.

The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

STOCKHOLDER PROPOSALS

     Management has determined that each of the following stockholder proposals should be opposed. Adoption of each stockholder proposal requires the affirmative vote of a majority of the votes cast at the meeting by the stockholders entitled to vote thereon.

------------------------------------------------------------------------------

III. STOCKHOLDER PROPOSAL

     John J. Gilbert, 29 East 64th Street, New York, NY 10021, who holds 200 shares of common stock, and Margaret R. and/or John J. Gilbert, executors of the Estate of Lewis D. Gilbert for 200 shares, and both representing an additional family interest of 400 shares, have advised Citicorp that it is their intention to present the following resolution for consideration and action by stockholders at the 1998 Annual Meeting:

     RESOLVED, that the stockholders of Citicorp, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

     REASONS: Continued very strong support along the lines we suggest were shown at the last annual meeting when 32%, an increase over the previous year, 7,430 owners of 108,612,826 shares, were cast in favor of this proposal. The vote against included 2,681 unmarked proxies.

     California law still requires that unless stockholders have voted not to have cumulative voting, they will have it. Ohio also has the same position.

     The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

     Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 and 1995 they raised their dividend.

     Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does not apply at the latter company.

     In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Also, Hewlett-Packard, a very successful company, has cumulative voting.

     If you agree, please mark your proxy for this resolution; otherwise, it is automatically cast against it, unless you have marked to abstain.

Management's Comment

     Under Citicorp's present method of democratic elections, our directors exercise free judgment and their loyalty to all stockholders is clear. Cumulative voting, however, would enable a small faction of stockholders to band together and pool their voting power in order to elect one or more candidates who will advocate the faction's special viewpoints, even if those viewpoints diverge from the interests of all other stockholders. Consequently, directors elected as a result of cumulative voting, beholden to those who elected them, could inject an adversarial element to the Board's deliberative process. Indeed, partisan advocacy, rather than constructive, objective analysis, could prevail in our boardroom, hampering the Board's ability to make sound and timely decisions beneficial to all stockholders.

     Citicorp firmly believes that the selection of directors should be predicated on their ability and willingness to serve all the stockholders of Citicorp. In our opinion, therefore, a vote against cumulative voting is in the best interests of Citicorp and its stockholders.

The Board of Directors recommends a vote AGAINST this proposal.
--------------------------------------------------------------------------------

IV. STOCKHOLDER PROPOSAL

     Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, DC 20037, who is the owner of 200 shares of Citicorp common stock, has advised Citicorp that it is her intention to present the following resolution for consideration and action by stockholders at the 1998 Annual
Meeting:

     RESOLVED: "That the shareholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C.,

Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in The Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders." "And if no such disbursements were made, to have that fact publicized in the same manner."

     REASONS: "This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent."

     If you AGREE, please mark your proxy FOR this proposal.

Management's Comment

     Citicorp makes extensive public disclosure of its political contributions in accordance with federal and state law. All political contributions made by Citicorp and its Political Action Committee ("PAC") are publicly disclosed to the appropriate federal and state agencies. Such reports are available to the public. Citicorp also publishes an annual Citicorp Voluntary Political Funds Report, which is available to all stockholders and the media, that lists all state and federal PAC and direct contributions. The media is free to print the information if they see fit.

The Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

     The cost of solicitation of proxies will be borne by Citicorp. Proxies may be solicited by mail, personal interview, telephone, telegraph or the Internet. Directors, officers and regular employees of Citicorp may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and will, upon request, be reimbursed for reasonable expenses incurred. Employees of Georgeson & Co. Inc. will also solicit proxies at a fee of approximately $17,000 plus out-of-pocket expenses.

     As of the date of this Proxy Statement, Citicorp does not intend to present and has not been informed that any other person intends to present any business not specified in this Proxy Statement for action at the meeting. If any other matters come before the meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons authorized to vote the proxies.

     Only holders of common stock of record at the close of business (5:00 P.M., New York City time) on February 20, 1998, will be entitled to notice of and to vote at the meeting. Stockholders are urged to sign the enclosed proxy card, solicited on behalf of Citicorp's Board of Directors, and to return it promptly in the enclosed envelope or, if you wish, to give your proxy by using the Internet or by calling the toll-free telephone number printed on the proxy card. Proxies given pursuant to Internet and telephone voting procedures are permitted under Delaware law. Proxies will be voted in accordance with stockholders' directions. Signing the proxy card or giving your proxy on the Internet or by telephone does not affect a stockholder's right to vote in person at the meeting. The proxy may be revoked prior to its exercise by submitting a later-dated proxy (including a proxy given on the Internet or by telephone) or by giving appropriate notice of such revocation to the undersigned. If no directions are given, proxies will be voted (i) for the election of directors,
(ii) for the approval of the selection of independent auditors and (iii) against the stockholders' proposals. On any of these matters, abstentions and broker non-votes are not considered votes cast.

     Copies of Citicorp's Annual Report and Form 10-K for the year ended December 31, 1997 may be obtained without charge by writing to Corporate Affairs Distribution, Citicorp, 850 Third Avenue, 13th Floor, New York, NY 10043,
Attention: Jeffrey Barnard, or by telephone request to (212) 559-0233.

     Stockholders may receive a report on all proposals at the 1998 Annual Meeting without charge by writing to the Office of the Assistant Secretary, Citicorp, 399 Park Avenue, New York, NY 10043.

--------------------------------------------------------------------------------

SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN CITICORP'S 1999 PROXY STATEMENT

     In accordance with Rule 14a-8 of the SEC under the Exchange Act, Citicorp will accept proposals of stockholders for possible inclusion in Citicorp's 1999 Proxy Statement through the close of business on November 10, 1998.

By order of the Board of Directors,

/S/ Charles E. Long

CHARLES E. LONG
Vice Chairman and Secretary

                                     [Logo]

                           Printed on recycled paper.

                                                                        Appendix

---------------------------------------------
IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
      PLEASE READ THE INSTRUCTIONS BELOW
---------------------------------------------

Citicorp encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 1998 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot. We've made it easier than ever.

                                                 VOTE BY PHONE - 1-800-690-6903

                                                 Use any touch-tone telephone to
                                                 vote your proxy. Have your
                                                 proxy card in hand when you
                                                 call. You will be prompted to
                                                 enter your 12-digit Control
                                                 Number which is located below
                                                 and then follow the simple
                                                 instructions the Vote Voice
                                                 provides you.

                                                 VOTE BY INTERNET -
                                                       www.proxyvote.com

                                                 Use the internet to vote your
                                                 proxy. Have your proxy card in
                                                 hand when you access the web
                                                 site. You will be prompted to
                                                 enter your 12-digit Control
                                                 Number which is located below
                                                 to obtain your records and
                                                 create an electronic ballot.

                                                 VOTE BY MAIL -

                                                 Mark, sign and date your proxy
                                                 card and return it in the
                                                 postage-paid envelope we've
                                                 provided or return to Citicorp,
                                                 c/o ADP, 51 Mercedes Way,
                                                 Edgewood, NY 11717.

---------------------------------------------
CONTROL NUMBER: ________________________
---------------------------------------------


                If you vote by phone or vote using the Internet,
                         please do not mail your proxy.

                              THANK YOU FOR VOTING

1998 Proxy

-------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS REGARDING:
-------------------------------------------------------------------------------------------------------------------------------
(1) ELECTION OF DIRECTORS:
         FOR                                  WITHHOLD                                             FOR     AGAINST    ABSTAIN
                                                                                                   ---     -------    -------

ALL NOMINEES LISTED ON THE   [_]    AUTHORITY TO VOTE FOR ALL     [_]
REVERSE SIDE (EXCEPT AS             NOMINEES ON THE REVERSE SIDE
MARKED TO THE CONTRARY                                                 (2) Independent Auditors    [_]       [_]        [_]
BELOW)
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

-------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSALS REGARDING:

                                              FOR          AGAINST          ABSTAIN
                                              ---          -------          -------
(3)   Cumulative Voting                       [_]            [_]              [_]
(4)   Political Contributions                 [_]            [_]              [_]
-------------------------------------------------------------------------------------------------------------------------------
PLEASE CHECK THIS BOX IF YOU HAVE
INDICATED A CHANGE OF ADDRESS                 [_]  To eliminate duplicate mailings, please check this box.
                                                   Securities and Exchange Commission rules require that       [_]
                                                   at least one account continue to receive an annual report.
-------------------------------------------------------------------------------------------------------------------------------

Signature  ___________________________________    Date ________________________

Signature  ___________________________________    Date ________________________


Please sign here exactly as your name(s) appear(s) to the right. Executors, trustees, and others signing in a representative capacity should include their names and the capacity in which they sign.

Registered stockholders who plan to attend the meeting may be asked for identification. If you are a beneficial owner of Citicorp stock held by a bank, broker, or investment plan (in "street name"), you will need proof of ownership to be admitted. A recent brokerage statement or a letter from the broker or bank are examples of proof of ownership.


                          [reverse side of proxy card]


1998 PROXY
--------------------------------------------------------------------------------
Director Nominees:

                                                 Annual Meeting of Stockholders
                                                 - April 21, 1998, 9:00 A.M.,
                                                 (New York City time), 399 Park
                                                 Avenue, New York, NY.

A.J.P. Belda    R. Mark        H.O. Ruding       The undersigned appoints P.J.
D.W. Calloway   R.D. Parsons   R.B. Shapiro      Collins, J.S. Reed, and W.R.
P.J. Collins    J.S. Reed      F.A. Shrontz      Rhodes, or any of them,
K.T. Derr       W.R. Rhodes    F.A. Thomas       proxies, each having power to
J.M. Deutch     R.L. Ridgway   E.S. Woolard, Jr. substitute another person, to
                                                 vote all the stock of Citicorp
                                                 held of record by the
                                                 undersigned on February 20,
                                                 1998 at the Annual Meeting of
                                                 Stockholders of Citicorp, to be
                                                 held on April 21, 1998 and at
                                                 any adjournment thereof. The
                                                 proxies have authority to vote
                                                 such stock, as indicated on the
                                                 reverse side hereof, (1) to
                                                 elect directors and (2) on the
                                                 other matters set forth in the
                                                 Proxy Statement. The proxies
                                                 are further authorized to vote
                                                 such stock upon any other
                                                 business that may properly come
                                                 before the meeting or any
                                                 adjournment thereof.

                                                 -------------------------------
                                                 Please indicate on the reverse
                                                 side of this card how your
                                                 stock is to be voted. UNLESS
                                                 YOU OTHERWISE INDICATE, THIS
                                                 PROXY WILL BE VOTED "FOR" THE
                                                 ELECTION OF DIRECTORS, "FOR"
                                                 THE PROPOSAL ON THE INDEPENDENT
                                                 AUDITORS, AND "AGAINST" THE
                                                 STOCKHOLDER PROPOSALS.
                                                 -------------------------------
                                                 Please date and sign this proxy
                                                 on the reverse side and return
                                                 it promptly whether or not you
                                                 expect to attend the meeting.
                                                 You may, nevertheless, vote in
                                                 person if you attend. We thank
                                                 you for your interest.

                                                 THIS PROXY IS SOLICITED ON
                                                 BEHALF OF THE BOARD OF
                                                 DIRECTORS.